                                                                Draft of 8/8/96

                             PURCHASE AND SALE AGREEMENT


                                        among


                             ANTIGUA FUNDING CORPORATION
                                      Purchaser


                               AT&T CAPITAL CORPORATION
                      In its individual capacity and as Servicer


                                         and


                         AT&T CAPITAL LEASING SERVICES, INC.
                               AT&T CREDIT CORPORATION
                                   NCR CREDIT CORP.
                         AT&T COMMERCIAL FINANCE CORPORATION
                                       Sellers






                            Dated as of September 1, 1996

                                  TABLE OF CONTENTS

                                                                            Page

    ARTICLE I   DEFINITIONS .  . . . . . . . . . . . . . . . . . . .     1
         SECTION 1.1    General  . . . . . . . . . . . . . . . . . .     1
         SECTION 1.2    Specific Terms . . . . . . . . . . . . . . .     2
         SECTION 1.3    Usage of Terms . . . . . . . . . . . . . . .     2
         SECTION 1.4    Certain References . . . . . . . . . . . . .     3
         SECTION 1.5    No Recourse  . . . . . . . . . . . . . . . .     3
         SECTION 1.6    Action by or Consent of Noteholders or Equity
                         . . . . . . . . . . . . . . . . Certificateholders .  3

    ARTICLE II  CONVEYANCE OF THE CONTRACTS. . . . . . . . . . . . .     3
         SECTION 2.1    Conveyance of the Contracts  . . . . . . . .     3
         SECTION 2.2    Purchase Price of Contracts  . . . . . . . .     4

    ARTICLE III REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .     4
         SECTION 3.1    Representations and Warranties of TCC  . . .     4
         SECTION 3.2    Representations and Warranties of AT&T Capital
                        Leasing Services, Inc. . . . . . . . . . . .     6
         SECTION 3.3    Representations and Warranties of AT&T Credit
                         . . . . . . . . . . . . . . . . . . .Corporation.  .  8
         SECTION 3.4    Representations and Warranties of
                         NCR Credit Corp.. . . . . . . . . . . . . .    10
         SECTION 3.5    Representations and Warranties of AT&T Commercial
                                . . . . . . . . . . . .Finance Corporation. . 12
         SECTION 3.6    Representations and Warranties of Antigua  .    14

    ARTICLE IV  COVENANTS OF the Sellers  . . . . . . . . . . . . .     16
         SECTION 4.1    Protection of Title of Antigua and the Trust    16
         SECTION 4.2    Other Liens or Interests . . . . . . . . . .    17
         SECTION 4.3    Costs and Expenses . . . . . . . . . . . . .    18
         SECTION 4.4    Indemnification  . . . . . . . . . . . . . .    18

    ARTICLE V   REPURCHASES. . . . . . . . . . . . . . . . . . . . .    20
         SECTION 5.1    Repurchase of Contracts Upon Breach
                         of Warranty . . . . . . . . . . . . . . . .    20
         SECTION 5.2    Reassignment of Purchased Contracts  . . . .    21
         SECTION 5.3    Waivers  . . . . . . . . . . . . . . . . . .    21

    ARTICLE VI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . .    21
         SECTION 6.1    Liability of the Sellers and TCC . . . . . .    21
         SECTION 6.3    Limitation on Liability of the Sellers,
                         TCC and Others  . . . . . . . . . . . . . .    22
         SECTION 6.4    . . . The Sellers and TCC May Own Notes or Certificates

                         22
         SECTION 6.5    Amendment  . . . . . . . . . . . . . . . . .    22
         SECTION 6.6    Notices  . . . . . . . . . . . . . . . . . .    23
         SECTION 6.7    Merger and Integration . . . . . . . . . . .    24
         SECTION 6.8    Severability of Provisions . . . . . . . . .    24
         SECTION 6.9    Intention of the Parties . . . . . . . . . .    24
         SECTION 6.10   . . . . . . . . . . . . . . .. . . .Governing Law
                         25
         SECTION 6.11   . . . . . . . . . . . . . . . . . .. Counterparts
                         25
         SECTION 6.12   . . . . .Conveyance of the Contracts to the Trust
                         25
         SECTION 6.13   . . . . . . . . . . . . . . .Nonpetition Covenant
                         25



                                      SCHEDULES

Schedule A-1   --  Schedule of Lease Contracts

Schedule A-2   --   Schedule of Loan Contracts

          Schedule B--Representations and Warranties of the Sellers and TCC

                             PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT, dated as of September 1, 1996, executed between Antigua Funding Corporation, a Delaware corporation, as purchaser ("Antigua"), AT&T Capital Corporation, a [ ] corporation, in its individual capacity ("TCC"), and as servicer (the "Servicer"), AT&T Capital
Leasing Services, Inc., a [   ] corporation, AT&T Credit Corporation, a [  ]
corporation, NCR Credit Corp., a [   ] corporation and AT&T Commercial Finance
Corporation, a [   ] corporation, as sellers (each a "Seller" and, together,
"the Sellers").

                                 W I T N E S S E T H:

         WHEREAS, the Sellers own certain Lease Contracts and Loan Contracts as are more particularly described in Schedule A-1 and Schedule A-2, respectively, attached hereto; and

         WHEREAS, pursuant to the terms of a Transfer and Servicing Agreement, dated as of September 1, 1996 (the "Transfer and Servicing Agreement"), by and among Capita Equipment Receivables Trust 1996-1, as issuer (the "Trust"), Antigua, as depositor, and TCC, in its individual capacity and as Servicer, to be executed concurrently with the execution of this Agreement, Antigua will convey the Contracts to the Trust; and

         WHEREAS, Antigua has agreed to purchase the Contracts from the Sellers and the Sellers, pursuant to this Agreement, are selling the Contracts to Antigua;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is acknowledged, Antigua, TCC, the Servicer and the Sellers, intending to be legally bound, hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1 GENERAL. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Transfer and Servicing Agreement or, if not defined in the Transfer and Servicing Agreement, in the Indenture, dated as of

September ___, 1996, (the "Indenture") between the Trust, as Issuer, and __________, as Indenture Trustee.

         SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "AGREEMENT" shall mean this Purchase and Sale Agreement and all amendments hereof and supplements hereto.

         "CLOSING DATE" means September __, 1996.

         "RELATED DOCUMENTS" means the Trust Agreement, the Indenture, the Transfer and Servicing Agreement, the Equity Certificates, the Notes and the Cash Collateral Account Agreement. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "REPURCHASE EVENT" means, with respect to any Contract, the occurrence of a breach of any of the representations and warranties set forth in the Schedule of Representations that materially and adversely affects the value of such Contract.

         "SCHEDULE OF CONTRACTS" means, collectively, the schedules of Lease Contracts and Loan Contracts attached hereto as Schedule A-1 and Schedule A-2, respectively.

         "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as Schedule B.

         "TRUST" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

         "TRUST PROPERTY" means the property and proceeds of every description conveyed pursuant to Section 2.5 of the Trust Agreement and Section 2.1 of the Transfer and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

         SECTION 1.3 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Transfer and Servicing Agreement; references to

Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.4 CERTAIN REFERENCES. All references to the Contract Principal Balance of a Contract as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

         SECTION 1.5 NO RECOURSE. Without limiting the obligations of the Sellers or TCC hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of any of Antigua, the Sellers, TCC, the Servicer, the Indenture Trustee or the Owner Trustee, or of any predecessor or successor of any of Antigua, the Sellers, TCC, the Servicer, the Indenture Trustee or the Owner Trustee.

         SECTION 1.6 ACTION BY OR CONSENT OF NOTEHOLDERS OR EQUITY CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Equity Certificateholders, such provision shall be deemed to refer to Noteholders or Equity Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by such Noteholders or Equity Certificateholders, as the case may be. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Equity Certificateholders, any Note or Equity Certificate registered in the name of any of the Sellers or TCC, or any Affiliate thereof, shall be deemed not to be outstanding, and the related Principal Balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite Principal Balance necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee or Owner Trustee is entitled to rely upon any such action or consent, only Notes or Equity Certificates which the Indenture Trustee or Owner Trustee knows to be so owned shall be so disregarded.


                                      ARTICLE II

                             CONVEYANCE OF THE CONTRACTS

         SECTION 2.1 CONVEYANCE OF THE CONTRACTS. Subject to the terms and conditions of this Agreement, each of the Sellers and TCC hereby sells, transfers, assigns, and otherwise conveys to Antigua, without recourse (but without limitation of its obligations in this Agreement), and Antigua hereby purchases, all right, title and interest of each of the Sellers and TCC in and to the Contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, (iii) payments made after the original term of such Contracts, (iv) payments to be applied by the Servicer to the payment of insurance premiums, maintenance, taxes or other similar obligations, (v) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), all rights of the lessor or the secured party, as the case may be, in the related Equipment, Insurance Policies and any other security for the payment of amounts due under the Contracts, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, all items contained in the related Contract Files, any and all other documents that are kept on file in accordance with TCC's [the Seller's] customary procedures relating to the Contracts, and all proceeds of the foregoing. The parties hereto intend that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Contracts from each of the Sellers and TCC to Antigua, conveying good title thereto free and clear of any Liens, and the Contracts shall not be part of any Seller's or TCC's estate in the event of the filing of a bankruptcy petition by or against any Seller or TCC under any bankruptcy or similar law.

         SECTION 2.2 PURCHASE PRICE OF CONTRACTS. Simultaneously with the conveyance of the Contracts to Antigua, Antigua has paid or caused to be paid to or upon the order of the Sellers approximately $____________ by wire transfer of immediately available funds (representing the proceeds to Antigua from the sale of the Notes and the Equity Certificates after deducting expenses of $_________ incurred by Antigua in connection with such sale).


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF TCC. TCC makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement. TCC and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against TCC in the Trust's own name.

    (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract, the representations and warranties set forth on the Schedule of Representations are true and correct.

     (b)  ORGANIZATION AND GOOD STANDING.    TCC has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of [__________], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, [and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts transferred to Antigua].

     (c) DUE QUALIFICATION. TCC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

     (d) POWER AND AUTHORITY. TCC has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; [TCC has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action]; and the execution, delivery and performance of this Agreement and all of TCC's Related Documents have been duly authorized by TCC by all necessary corporate action.

     (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of TCC's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts, enforceable against TCC, and creditors of and purchasers from TCC; and this Agreement and each of TCC's Related Documents constitute legal, valid and binding obligations of TCC, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of TCC, or any indenture, agreement, mortgage, deed of trust or other instrument to which TCC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this

Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to TCC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over TCC or any of its properties.

     (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of TCC, threatened against TCC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over TCC or any properties of TCC (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by TCC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

     (h) CHIEF EXECUTIVE OFFICES. The chief executive office of TCC is located at [__________].

          SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF AT&T CAPITAL LEASING
SERVICES, INC.   AT&T Capital Leasing Services, Inc. makes the following
representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement. AT&T Capital Leasing Services, Inc. and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against AT&T Capital Leasing Services, Inc. in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by AT&T Capital Leasing Services, Inc. to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct.

          (b)  ORGANIZATION AND GOOD STANDING.    AT&T Capital Leasing Services,
     Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [__________], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by AT&T Capital Leasing Services, Inc. to Antigua hereunder.

          (c) DUE QUALIFICATION. AT&T Capital Leasing Services, Inc. is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. AT&T Capital Leasing Services, Inc. has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; AT&T Capital Leasing Services, Inc. has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of AT&T Capital Leasing Services, Inc.'s Related Documents have been duly authorized by AT&T Capital Leasing Services, Inc. by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of AT&T Capital Leasing Services, Inc.'s Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts, enforceable against AT&T Capital Leasing Services, Inc., and creditors of and purchasers from AT&T Capital Leasing Services, Inc.; and this Agreement and each of AT&T Capital Leasing Services, Inc.'s Related Documents constitute legal, valid and binding obligations of AT&T Capital Leasing Services, Inc., enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of AT&T Capital Leasing Services, Inc., or any indenture, agreement, mortgage, deed of trust or other instrument to which AT&T Capital Leasing Services, Inc. is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to AT&T Capital Leasing Services, Inc. of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AT&T Capital Leasing Services, Inc. or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of AT&T Capital Leasing Services, Inc., threatened against AT&T Capital Leasing Services, Inc., before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AT&T Capital Leasing Services, Inc. or any properties of AT&T Capital Leasing Services, Inc. (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AT&T Capital Leasing Services, Inc. of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

          (h)  CHIEF EXECUTIVE OFFICES.      The chief executive office of AT&T
     Capital Leasing Services, Inc. is located at [________].

          SECTION 3.3  REPRESENTATIONS AND WARRANTIES OF AT&T CREDIT
CORPORATION.   AT&T Credit Corporation makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement. AT&T Credit Corporation and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against AT&T Credit Corporation in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by AT&T Credit Corporation to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. AT&T Credit Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [__________], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by AT&T Credit Corporation to Antigua hereunder.

          (c) DUE QUALIFICATION. AT&T Credit Corporation is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. AT&T Credit Corporation has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; AT&T Credit Corporation has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of AT&T Credit Corporation's Related Documents have been duly authorized by AT&T Credit Corporation by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of AT&T Credit Corporation's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts, enforceable against AT&T Credit Corporation, and creditors of and purchasers from AT&T Credit Corporation; and this Agreement and each of AT&T Credit Corporation's Related Documents constitute legal, valid and binding obligations of AT&T Credit Corporation, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of AT&T Credit Corporation, or any indenture, agreement, mortgage, deed of trust or other instrument to which AT&T Credit Corporation is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to AT&T Credit Corporation of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AT&T Credit Corporation or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of AT&T Credit Corporation, threatened against AT&T Credit Corporation, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AT&T Credit Corporation or any properties of AT&T Credit Corporation (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AT&T Credit Corporation of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

          (h)  CHIEF EXECUTIVE OFFICES.      The chief executive office of AT&T
     Credit Corporation is located at [________].

          SECTION 3.4 REPRESENTATIONS AND WARRANTIES OF NCR CREDIT CORP. NCR Credit Corp. makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement. NCR Credit Corp. and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against NCR Credit Corp. in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by NCR Credit Corp. to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. NCR Credit Corp. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [__________], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by NCR Credit Corp. to Antigua hereunder.

          (c) DUE QUALIFICATION. NCR Credit Corp. is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. NCR Credit Corp. has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; NCR Credit Corp. has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of NCR Credit Corp.'s Related Documents have been duly authorized by NCR Credit Corp. by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of NCR Credit Corp.'s Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts, enforceable against NCR Credit Corp., and creditors of and purchasers from NCR Credit Corp.; and this Agreement and each of NCR Credit Corp.'s Related Documents constitute legal, valid and binding obligations of NCR Credit Corp., enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of NCR Credit Corp., or any indenture, agreement, mortgage, deed of trust or other instrument to which NCR Credit Corp. is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to NCR Credit Corp. of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NCR Credit Corp. or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of NCR Credit Corp., threatened against NCR Credit Corp., before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NCR Credit Corp. or any properties of NCR Credit Corp. (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by NCR Credit Corp. of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

          (h) CHIEF EXECUTIVE OFFICES. The chief executive office of NCR Credit Corp. is located at [________].

          SECTION 3.5 REPRESENTATIONS AND WARRANTIES OF AT&T COMMERCIAL FINANCE CORPORATION. AT&T Commercial Finance Corporation makes the following representations and warranties, on which Antigua relies in purchasing the Contracts and in transferring the Contracts to the Trust under the Transfer and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement. AT&T Commercial Finance Corporation and Antigua agree that Antigua will assign to the Trust all of Antigua's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against AT&T Commercial Finance Corporation in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. With respect to each Contract sold by AT&T Commercial Finance Corporation to Antigua hereunder, the representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. AT&T Commercial Finance Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of [__________], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts sold by AT&T Commercial Finance Corporation to Antigua hereunder.

          (c) DUE QUALIFICATION. AT&T Commercial Finance Corporation is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. AT&T Commercial Finance Corporation has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; AT&T Commercial Finance Corporation has full power and authority to sell and assign the Contracts to be sold and assigned to and deposited with Antigua hereunder and has duly authorized such sale and assignment to Antigua by all necessary corporate action; and the execution, delivery and performance of this Agreement and all of AT&T Commercial Finance Corporation's Related Documents have been duly authorized by AT&T Commercial Finance Corporation by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each of AT&T Commercial Finance Corporation's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts, enforceable against AT&T Commercial Finance Corporation, and creditors of and purchasers from AT&T Commercial Finance Corporation; and this Agreement and each of AT&T Commercial Finance Corporation's Related Documents constitute legal, valid and binding obligations of AT&T Commercial Finance Corporation, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of AT&T Commercial Finance Corporation, or any indenture, agreement, mortgage, deed of trust or other instrument to which AT&T Commercial Finance Corporation is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Transfer and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to AT&T Commercial Finance Corporation of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AT&T

     Commercial Finance Corporation or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of AT&T Commercial Finance Corporation, threatened against AT&T Commercial Finance Corporation, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AT&T Commercial Finance Corporation or any properties of AT&T Commercial Finance Corporation (i) asserting the invalidity of this Agreement or any of the Related Documents,
     (ii) seeking to prevent the issuance of the Notes or the Equity Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AT&T Commercial Finance Corporation of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or under the Transfer and Servicing Agreement.

          (h)  CHIEF EXECUTIVE OFFICES.   The chief executive office of AT&T
     Commercial Finance Corporation is located at [________].

          SECTION 3.6 REPRESENTATIONS AND WARRANTIES OF ANTIGUA. Antigua makes the following representations and warranties, on which each of the Sellers and TCC relies in selling, assigning, transferring and conveying the Contracts to Antigua hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Contracts hereunder and the sale, transfer and assignment thereof by Antigua to the Trust under the Transfer and Servicing Agreement.

          (a) ORGANIZATION AND GOOD STANDING. Antigua has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Contracts and to transfer the Contracts to the Trust pursuant to the Transfer and Servicing Agreement.

          (b) DUE QUALIFICATION. Antigua is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) Antigua's ability to acquire the Contracts, (ii) the validity or enforceability of the Contracts or (iii) Antigua's ability to perform its obligations hereunder and under the Related Documents.

          (c) POWER AND AUTHORITY. Antigua has the power, authority and legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Contracts hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by Antigua by all necessary action.

          (d) NO CONSENT REQUIRED. Antigua is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) BINDING OBLIGATION. This Agreement and each of Antigua's Related Documents constitutes a legal, valid and binding obligation of Antigua, enforceable against Antigua in accordance with its terms; and this Agreement and each of Antigua's Related Documents constitute legal, valid and binding obligations of Antigua, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The execution, delivery and performance by Antigua of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the certificate of incorporation or bylaws of Antigua, or any indenture, agreement, mortgage, deed of trust or other instrument to which Antigua is a party or by which Antigua is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Transfer and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to Antigua or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over Antigua or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of Antigua, threatened against Antigua, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Antigua or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents,
     (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Antigua of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
     (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts hereunder or the transfer of the Contracts to the Trust pursuant to the Transfer and Servicing Agreement.

In the event of any breach of a representation and warranty made by Antigua hereunder, each of the Sellers and TCC covenants and agrees that it will not take any action or pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes and Certificates issued by the Trust, or a trust or similar vehicle formed by Antigua, have been paid in full. Each of the Sellers, TCC and Antigua agree that damages will not be an adequate remedy for breach of the foregoing covenant and that this covenant may be specifically enforced by Antigua or by the Owner Trustee on behalf of the Trust.


                                      ARTICLE IV

                               COVENANTS OF the Sellers

          SECTION 4.1  PROTECTION OF TITLE OF ANTIGUA AND THE TRUST.

          (a) At or prior to the Closing Date, with respect to Equipment located in the State of New Jersey, each Seller shall have filed or caused to be filed a UCC-1 financing statement, executed by the applicable Seller, as seller or debtor, naming the Owner Trust as secured party and describing the applicable Equipment, with respect to such Seller and this Agreement, being sold by it to Antigua as collateral, with the office of the Secretary of State of the State of New Jersey. Each Seller shall, with respect to the Contracts for Equipment located in the State of New Jersey that it has sold to Antigua hereunder, deliver (or cause to be delivered) to Antigua, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that any Seller fails to perform its obligations under this subsection, Antigua or the Owner Trustee may do so at the expense of [such Seller/TCC].

          (b) None of the Sellers [or TCC] shall change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by such Seller [or TCC] (or by Antigua or the Owner Trustee on behalf of such Seller [or TCC]) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Antigua and the Owner Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) Each of the Sellers and TCC shall give Antigua, the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Each of the Sellers and TCC shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

          (d) Each of the Sellers and TCC shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts to Antigua, and the conveyance of the Contracts by Antigua to the Trust, the master computer records (including archives) of each of the Sellers and TCC that shall refer to a Contract indicate clearly that such Contract has been sold to Antigua and has been conveyed by Antigua to the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on any of the Sellers' or TCC's computer systems when, and only when, the Contract shall become a Purchased Contract in accordance with Section 5.1 or shall have been paid in full.

          (e) If at any time any of the Sellers or TCC shall propose to sell, grant a security interest in, or otherwise transfer any interest in lease contracts or loan contracts of a character similar to the Contracts to any prospective purchaser, lender or other transferee, such Seller or TCC, as applicable, shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to Antigua and is owned by the Trust.

          SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, with respect to any Contract, the Seller and TCC will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on such Contract or any interest therein, and such Seller and TCC shall defend the right, title, and interest of Antigua and the Trust in and to such Contract against all claims of third parties claiming through or under such Seller or TCC.

          SECTION 4.3 COSTS AND EXPENSES. Each Seller and TCC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and its Related Documents.

          SECTION 4.4  INDEMNIFICATION.

          Each of the Sellers, acting severally and not jointly, and TCC, as applicable, shall defend, indemnify and hold harmless Antigua, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholders from and against:

          (a) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any representations and warranties of such Seller or TCC, as applicable, contained herein;

          (b) [any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation of any item of Equipment;]

          (c) any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement or the Transfer and Servicing Agreement;

          (d) [any taxes that may at any time be asserted against Antigua, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Contracts to Antigua and of the Trust Property to the Trust or the issuance and original sale of the Notes or the Equity Certificates, or asserted with respect to ownership of the Contracts or the Trust Property which shall be indemnified by the Sellers pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Equity Certificates or transfer taxes arising in connection with the transfer of the Notes or the Equity Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by such Seller or TCC, as applicable, under this Agreement or imposed against such Persons;]

          (e) [any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Contracts and the conveyance or ownership of the Trust Property under the Transfer and Servicing Agreement or the issuance and original sale of the Notes and the Equity Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Equity Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by such Seller or TCC, as applicable, under this Agreement or imposed against such Persons;]

          (f) [any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon Antigua, the Owner Trustee, the Trust, the Indenture Trustee, the Noteholders and the Equity Certificateholders through the negligence, willful misfeasance, or bad faith of such Seller or TCC, as applicable, in the performance of its duties under this Agreement or by reason of reckless disregard of the obligations and duties of such Seller or TCC, as applicable, under this Agreement;]

          (g) any loss, liability or expense incurred by reason of the violation by such Seller or TCC, as applicable, of federal or state securities laws in connection with the registration or the sale of the Notes and the Equity Certificates; and

          (h) any loss, liability or expense imposed upon, or incurred by, Antigua, the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders or the Equity Certificateholders as a result of the failure of any Contract, or the sale of the related Equipment, to comply with all requirements of applicable law.

          Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that any Seller or TCC, as applicable, may otherwise have.


                                      ARTICLE V

                                     REPURCHASES

          SECTION 5.1 REPURCHASE OF CONTRACTS UPON BREACH OF WARRANTY. Upon the occurrence of a Repurchase Event, TCC shall, unless such breach shall have been cured in all material respects, repurchase such Contract from the Trust and, on or before the related Deposit Date, TCC shall pay the Purchase Amount to the Servicer on behalf of the Owner Trustee pursuant to Section 2.6 of the Transfer and Servicing Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of TCC to repurchase any Contract as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against TCC and the applicable Seller for such breach available to Antigua, the Noteholders, the Equity Certificateholders, the Owner Trustee on behalf of the Equity Certificateholders and the Equipment Certificateholders or the Indenture Trustee on behalf of the Noteholders. The provisions of this Section 5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against TCC to demand performance hereunder, and in connection therewith, TCC waives any requirement of prior demand against Antigua with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 2.6 of the Transfer and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Transfer and Servicing Agreement to the contrary, the obligation of TCC under this Section shall not terminate upon a termination of TCC as Servicer under the Transfer and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or Antigua to perform any of their respective obligations with respect to such Contract under the Transfer and Servicing Agreement.

          In addition to the foregoing and notwithstanding whether the related Contract shall have been purchased by TCC, TCC shall indemnify Antigua, the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders and the Equity Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.2 REASSIGNMENT OF PURCHASED CONTRACTS. Upon deposit in the Collection Account of the Purchase Amount of any Contract repurchased by TCC under Section 5.1, Antigua and the Owner Trustee shall take such steps as may be reasonably requested by TCC in order to assign to TCC all of Antigua's and the Trust's right, title and interest in and to such Contract and all security and documents conveyed to Antigua and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of Antigua or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Contract, in any enforcement suit or legal proceeding, it is held that TCC may not enforce any such Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, Antigua and the Owner Trustee shall, at the expense of TCC, take such steps as TCC deems reasonably necessary to enforce the Contract, including bringing suit in Antigua's or the Owner Trustee's name or the names of the Noteholders or Equity Certificateholders.

          SECTION 5.3 WAIVERS. No failure or delay on the part of Antigua, the Trust or the Owner Trustee as assignee of Antigua, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                      ARTICLE VI

                                    MISCELLANEOUS

          SECTION 6.1 LIABILITY OF THE SELLERS AND TCC. Each of the Sellers and TCC shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken, individually and not jointly, by each Seller and TCC, and the representations and warranties of each Seller and TCC.

          SECTION 6.2 MERGER OR CONSOLIDATION OF A SELLER, TCC OR ANTIGUA. Any corporation or other entity (i) into which any Seller, TCC or Antigua may be merged or consolidated, (ii) resulting from any merger or consolidation to which any Seller, TCC or Antigua is a party or (iii) succeeding to the business of any Seller, TCC or Antigua, shall be the successor to such Seller, TCC or Antigua, as the case may be (without relieving such Seller, TCC or Antigua of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Such Seller, TCC or Antigua shall promptly inform the other party, the Owner Trustee and the Indenture Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) such Seller, TCC or Antigua, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement, relating to such transaction have been complied with, and (z) such Seller, TCC or Antigua, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.3 LIMITATION ON LIABILITY OF THE SELLERS, TCC AND OTHERS. Each Seller and TCC, and any director, officer, employee or agent thereof, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Each Seller and TCC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its reasonable judgment may involve it in any expense or liability.

          SECTION 6.4 THE SELLERS AND TCC MAY OWN NOTES OR CERTIFICATES. Subject to the provisions of the Transfer and Servicing Agreement, each of the Sellers and TCC, and any Affiliate of any Seller or TCC, may in its individual or any other capacity become the owner or pledgee of Notes or Equity Certificates with the same rights as it would have if it were not a Seller, TCC or an Affiliate thereof.

          SECTION 6.5  AMENDMENT.

          (a) This Agreement may be amended by the Sellers, TCC and Antigua without the consent of the Owner Trustee, the Indenture Trustee or any of the Equity Certificateholders or Noteholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Equity Certificateholder or Noteholder.

          (b) This Agreement may also be amended from time to time by the Sellers, TCC and Antigua, with the prior written consent of the Owner Trustee, the Indenture Trustee, a Note Majority and an Equity Certificate Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Equity Certificateholders or the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts, distributions that shall be required to be made on any Equity Certificate or Note or the applicable rate of interest payable thereon or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes or Equity Certificates then Outstanding and affected thereby.

          (c) Prior to the execution of any such amendment or consent, the Sellers, TCC and Antigua shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Equity Certificateholder and Noteholder.

          (e) It shall not be necessary for the consent of Equity Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Equity Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of an Equity Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Equity Certificate or Note and of any Equity Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Equity Certificate or Note.

          SECTION 6.6 NOTICES. All demands, notices and communications to the Sellers, TCC or Antigua hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt:

          (a)  in the case of AT&T Capital Corporation, to [
], or such other address as shall be designated by AT&T Capital Corporation in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

          (b)  in the case of AT&T Capital Leasing Services, Inc., to [
        ], or such other address as AT&T Capital Leasing Services, Inc. shall be designated by a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

          (c)  in the case of AT&T Credit Corporation, to [
], or such other address as shall be designated by AT&T Credit Corporation in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

          (d)  in the case of NCR Credit Corp., to [                      ], or
such other address as shall be designated by NCR Credit Corp. in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee;

          (e)  in the case of AT&T Commercial Finance Corporation, to [
           ], or such other address as AT&T Commercial Finance Corporation shall be designated by AT&T Commercial Finance Corporation in a written notice delivered to the other parties and to the Owner Trustee and the Indenture Trustee; and

          (f)  in the case of Antigua, to [
     ].

          SECTION 6.7 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.8 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.9 INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by each of the Sellers, TCC and Antigua that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Contracts, conveying good title thereto free and clear of any Liens, from the Sellers to Antigua, and that no Contract shall be a part of the estate of any Seller or TCC in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, any Seller or TCC. In the event that such conveyance is determined to be made as security for a loan made by Antigua, the Trust, the Equity Certificateholders or the Noteholders to the Sellers or TCC, the parties intend that the Sellers and TCC shall have granted to Antigua a security interest in all of the Sellers' and TCC's right, title and interest in and to the Contracts, conveyed pursuant to Section 2.1 hereof, and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 6.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.11 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.12 CONVEYANCE OF THE CONTRACTS TO THE TRUST. the Sellers and TCC acknowledge that Antigua intends, pursuant to the Transfer and Servicing Agreement, to convey the Contracts, together with its rights under this Agreement, to the Trust on the date hereof. The Sellers and TCC acknowledge and consent to such conveyance and waive any further notice thereof and covenant and agree that the representations and warranties of the Sellers and TCC contained in this Agreement and the rights of Antigua hereunder are intended to benefit the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders and the Equity Certificateholders. In furtherance of the foregoing, the Sellers and TCC covenant and agree to perform their duties and obligations hereunder, in accordance with the terms hereof, for the benefit of the Owner

Trustee, the Indenture Trustee, the Trust, the Equity Certificateholders and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, the Sellers and TCC shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer or Antigua to perform its duties and obligations hereunder or under the Transfer and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of the Sellers or TCC under this Agreement against the Sellers or TCC for the benefit of the Trust, the Equity Certificateholders and the Noteholders.

          SECTION 6.13 NONPETITION COVENANT. Neither the Sellers, TCC nor Antigua shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of the Sellers or TCC, against Antigua) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or Antigua) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or Antigua).

          IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        ANTIGUA FUNDING CORPORATION,
                                        as Purchaser

                                        By
                                           Name:
                                           Title:

                                        AT&T CAPITAL CORPORATION,
                                          In its individual capacity and as
                                           Servicer

                                        By
                                           Name:
                                           Title:


                                        AT&T CAPITAL LEASING SERVICES, INC.,
                                          as a Seller

                                        By
                                           Name:
                                           Title:


                                        AT&T CREDIT CORPORATION,
                                          as a Seller

                                        By
                                           Name:
                                           Title:

                                        NCR CREDIT CORP.,
                                          as a Seller

                                        By
                                          Name:
                                          Title:

                                        AT&T COMMERCIAL FINANCE
                                        CORPORATION,  as a Seller

                                        By
                                          Name:
                                        Title:

                                     SCHEDULE A-1


                             SCHEDULE OF LEASE CONTRACTS

                                     SCHEDULE A-2



                              SCHEDULE OF LOAN CONTRACTS

                                      SCHEDULE B


                REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND TCC

          With respect to each Contract as of the Cut-Off Date, the applicable Seller and TCC represent and warrant as follows :

          A. CHARACTERISTICS OF CONTRACTS. Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) was originated by one of the Sellers in the ordinary course of such Seller's business, or (in the case of any contract purchased by one of the Sellers) was acquired by such Seller for proper consideration and was validly assigned to such Seller by the originator of such Contract, and (iii) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment).

          B. ADVERSE SELECTION. No selection procedures adverse to the Noteholders were utilized in selecting the Contract from those lease and loan contracts owned by the Seller on the Cut-Off Date.

          C. COMPLIANCE WITH LAW. All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects.

          D. NO DEFAULT. There has been no default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than payment delinquencies (in excess of 10% of the periodic payment due) of not more than 59 days), and (except for administrative extensions in the case of certain Contracts which, in proportion to the aggregate of all Contracts, is not material) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed.

          E. GOOD TITLE. Immediately prior to the sale, assignment and conveyance of each Contract by a Seller to Antigua, such Seller had good title to such Contract conveyed to Antigua and was the sole owner thereof, free of any Lien; and immediately prior to the transfer and conveyance of the Contracts to the Owner Trust, Antigua had good title thereto and was the sole owner thereof, free of any Lien created by the applicable Seller.

          F. NO IMPAIRMENT. No person has a participation in or other right to receive Scheduled Payments under any Contract, and neither [Antigua] nor any of the Sellers has taken any action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Contract.

          G. NO FRAUD OR MISREPRESENTATION. Each Contract was originated or purchased by a Seller [and was sold by such Seller to Antigua] without any fraud or misrepresentation on the part of such Seller.

          H. THE OBLIGORS. Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or
(b) Antigua, the  Sellers, TCC or any subsidiaries thereof.

          I. LAWFUL ASSIGNMENT. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract from a Seller to Antigua under this Agreement [or the transfer and conveyance from Antigua to the Owner Trust under the Transfer and Servicing Agreement].

          J. ALL FILINGS MADE. All filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Owner Trust a first priority perfected lien or ownership interest in the Contracts has been made, taken or performed.

          K. CONTRACT FILES COMPLETE. There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof.

          L. ONE ORIGINAL. There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the Seller or the signed original in the possession of the Seller is noted thereon as being the only copy that constitutes chattel paper.

          M. CHATTEL PAPER. The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States of New Jersey and Massachusetts (other than those Contracts in which the lessor is financing the Obligor's software license or maintenance contract for leased Equipment, which Contracts, in proportion to the aggregate of all of the Contracts are not material).

          N. OBLIGOR BANKRUPTCY. Each Contract was entered into by an Obligor who, at the Cut-Off Date, has not been identified on the records of TCC, the Seller or Antigua as being the subject of a current bankruptcy proceeding.

[         O.   COMPUTER TAPE.  The Computer Tape containing information with


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

respect to the Contracts that was made available by Antigua to the Owner Trustee and the Indenture Trustee on the Closing Date and was used to select the Contracts (the "Computer Tape") was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing Agreement.]

          P. MARKING RECORDS. By the Merger Consummation Date, the portions of the electronic master record of TCC [and the Depositor] (the "Electronic Ledger") relating to the Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Assets and are owned by the Owner Trust in accordance with the terms of the Transfer and Servicing Agreement.

          Q. PAST DUE. No Contract has a payment delinquency (in excess of 10% of the periodic payment due) of more than 59 days past due as of the Cut-Off Date.

          R. ASSIGNMENT TO THE OWNER TRUST. Each Contract may be sold, assigned and transferred by the Seller to Antigua, and may be assigned and transferred by Antigua to the Owner Trust without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, is not material) that require notification of the assignment to the Obligor, which notification will have been given by the Servicer not later than 30 days following the Merger Consummation Date and (ii) Contracts which require the consent of the Obligor, which consent has been obtained prior to the Merger Consummation Date.

          S. CONTRACT NOT ASSUMABLE. Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor (in the case of Lease Contracts) or the lender (in the case of Loan Contracts), other than Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined in accordance with the underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

          T. PAYMENTS IN UNITED STATES DOLLARS. The Obligor under each Contract is required to make payments thereunder (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates.

          U. MAINTENANCE AND REPAIR. Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such


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

Equipment and the payment of all taxes (including sales taxes) relating to such Equipment.

          V. SCHEDULED PAYMENTS. Each Contract requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor or lender (as the case may be).

          W. REPAIR OR REPLACEMENT OF DAMAGED EQUIPMENT. Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Contract Principal Balance, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value.

          X. NO TERMINATION BY LESSEE. None of the Lease Contracts permit the Lessee to terminate the Lease Contract prior to the Final Scheduled Payment Date or to otherwise prepay the amounts due and payable thereunder, other than certain Lease Contracts which do permit an early termination or prepayment, but in such cases, the amount to be paid in connection with such termination or prepayment is not less than the Contract Principal Balance (plus any delinquent payments and the next Scheduled Payment).

          Y. PREPAYMENT OPTION. Each Loan Contract permits the prepayment of the amount due thereunder, at the option of the Obligor, but any such prepayment must be in an amount not less than the principal amount then outstanding plus accrued interest thereon to the date of such prepayment.

          Z. NO TRANSFER OF TITLE REQUIRED. It is not a precondition to the valid transfer or assignment of the Depositor's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority.


B-36